Exhibit 10.4
                                                                    ------------

                                CREDIT AGREEMENT


         THIS AGREEMENT is entered into as of June 1, 1996, by and between MOTORCAR PARTS & ACCESSORIES, INC., a New York corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                     RECITAL
                                     -------

         Borrower has requested from Bank the credit accommodation described below, and Bank has agreed to provide said credit accommodation to Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:


                                    ARTICLE I
                                    ---------
                                   THE CREDIT
                                   ----------

         SECTION 1.1       LINE OF CREDIT.

         (a)  Line of  Credit.  Subject  to the  terms  and  conditions  of this
              ---------------
Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including June 1, 1998, not to exceed at any time the aggregate principal amount of Fifteen Million Dollars ($15,000,000.00) ("Line of Credit"), the proceeds of which shall be used for Borrower's working capital requirements. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

         (b)  Letter of Credit  Subfeature.  As a  subfeature  under the Line of
              ----------------------------
Credit, Bank agrees from time to time during the term thereof, to issue sight commercial and usance commercial letters of credit for the account of Borrower and in favor of beneficiaries acceptable to Bank to finance transactions acceptable to Bank (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all outstanding drafts accepted by Bank under usance Letters of Credit plus the aggregate amount of all Acceptances shall not at any time exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00). Each Letter of Credit shall be issued for a term not to exceed ninety (90) days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to

September 1, 1998. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for advances thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if the Line of Credit is not available, for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line of Credit at such time due to any limitation on borrowings set forth herein, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event, Borrower agrees that Bank, at Bank's sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the full amount of any such draft. Notwithstanding the foregoing, usance commercial Letters of Credit shall be issued only to finance the importation of goods into the United States, and shall contain such provisions and be issued in such manner as to satisfy Bank that any banker's acceptance created by Bank's acceptance of a draft thereunder shall be eligible for discount by a Federal Reserve Bank, will not result in a liability of Bank subject to reserve requirements under any law, Regulation or administrative order, and will not cause Bank to violate any lending limit imposed upon Bank by any law, regulation or administrative order. Usance commercial Letters of Credit shall provide for drafts thereunder with terms which do not exceed the lesser of ninety (90) days or such other period of time as may be necessary for the acceptance created thereunder to be eligible for discount and otherwise comply with this Agreement; provided however, that no usance commercial Letter of Credit shall provide for drafts with a term which ends subsequent to September 1, 1998. The amount of each matured bankers' acceptance created by Bank's acceptance of a draft under a usance commercial Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if the Line of Credit is not available, for any reason whatsoever, at the time any such acceptance matures, or if advances are not available under the Line of Credit at such time due to any limitation on borrowings set forth herein, then Borrower shall immediately pay to Bank the full amount of such matured acceptance, together with interest thereon from the date such acceptance matures to the date such amount is fully paid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event, Borrower agrees that Bank, at Bank's sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the full amount of any such acceptance.

         (c) Acceptance  Subfeature.  As a subfeature  under the Line of Credit,
             ----------------------
Bank agrees to create banker's acceptances (each an "Acceptance", and collectively, "Acceptances") for the account of Borrower by accepting drafts drawn on Bank by Borrower from time to time during the term thereof, and by accepting time drafts presented under usance commercial Letters of Credit issued by Bank for the account of Borrower, for the purpose of financing the importation of goods into the United States; provided however, that the form and substance of each Acceptance shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate amount of all outstanding Acceptances plus the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all outstanding drafts accepted by Bank under usance Letters of Credit shall not at any time exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00). Each Acceptance created by Bank's acceptance of a draft drawn on Bank by Borrower shall be in the minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00). Each Acceptance shall be subject to the additional terms and conditions of an Acceptance Agreement in form and substance satisfactory to Bank ("Acceptance Agreement"). Each Acceptance shall be granted for a term not to exceed the lesser of ninety (90) days, as designated by Borrower, or such period of time as may be necessary to comply with the Acceptance Agreement; provided however, that no Acceptance shall have an expiration date subsequent to September 1, 1998. The outstanding amount of all Acceptances shall be reserved under the Line of Credit and shall not be available for advances thereunder. The amount of each Acceptance which matures shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if the Line of Credit is not available, for any reason whatsoever, at the time any Acceptance matures, or if advances are not available under the Line of Credit at such time due to any limitation on borrowings set forth herein, then Borrower shall immediately pay to Bank the full amount of such matured Acceptance, together with interest thereon from the date such Acceptance matures to the date such amount is fully paid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event, Borrower agrees that Bank, at Bank's sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the full amount of any such Acceptance. All Acceptances created hereunder by Bank's acceptance of drafts drawn on Bank by Borrower shall be discounted with Bank. Bank shall not be obligated hereunder to discount Acceptances created by Bank's acceptance of time drafts presented under usance commercial Letters of Credit.

         (d)      Foreign Exchange Subfeature.
                  ---------------------------

                  (i) Foreign Exchange Facility.  As a subfeature under the Line
                      -------------------------
of Credit and subject to the terms and conditions of this Agreement, Bank hereby agrees to make available to Borrower a facility (the "Foreign Exchange Facility") under which Bank, from time to time during the term thereof, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower in United States dollars of foreign currencies designated by Borrower; provided however, that the maximum outstanding principal balance of all such foreign exchange contracts shall not exceed at any time an aggregate of Five Million United States Dollars (US$5,000,000.00). No foreign exchange contract shall be executed for a term in excess of twelve (12) months or for a term which extends beyond June 30, 1998. Borrower shall have a "Delivery Limit" under the Foreign Exchange Facility not to exceed at any time the aggregate principal amount of One Million Dollars (US$1,000,000.00), which Delivery Limit reflects the maximum principal amount of Borrower's foreign exchange contracts which may mature during any one (1) day period. All foreign exchange transactions shall be subject to the additional terms of Foreign Exchange Agreement between Borrower and Bank, substantially in the form of Exhibit B attached hereto ("Foreign Exchange Agreement"), all terms of which are incorporated herein by reference. The aggregate principal amount of foreign exchange contracts maturing on each day shall be available for advances or other extensions of credit thereunder.

                  (ii) Settlement.  Bank shall,  and Borrower hereby  authorizes
                       ----------
Bank to, settle each foreign exchange contract entered into by Bank under the Foreign Exchange Facility on its maturity date, at Bank's election, by Bank either (A) debiting any demand deposit account maintained by Borrower with Bank for the full amount of such settlement, or (B) making an advance under the Line of Credit in an amount of such settlement.

         (e) Borrowing and Repayment.  Borrower may from time to time during the
             -----------------------
term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

         SECTION 1.2       INTEREST/FEES.

         (a) Interest.  The outstanding  principal balance of the Line of Credit
             --------
shall  bear  interest  at the rate of  interest  set forth in the Line of Credit
Note.

         (b) Computation and Payment. Interest shall be computed on the basis of
             -----------------------
a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note.

         (c) Commitment  Fee.  Borrower  shall  pay to  Bank  a   non-refundable
             ---------------
commitment fee for the Line of Credit equal to $5,000.00, which fee shall be due and payable in full upon execution of this Agreement.

         (d) Unused  Commitment  Fee.  Borrower shall pay to Bank a fee equal to
             -----------------------
one-quarter percent (0.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on an annual basis by Bank and shall be due and payable by Borrower in arrears within five (5) days after each billing is sent by Bank.

         (e) Letter of Credit Fees. Borrower shall pay to Bank (i) fees upon the
             ---------------------
issuance of each Letter of Credit equal to the greater of one-eighth percent (1/8%) of the face amount thereof or $100.00, (ii) fees upon the payment or negotiation by Bank of each draft under any Letter of Credit equal to the greater of one-quarter percent (1/4%) of the amount of such draft or $100.00,
(iii) fees upon any amendment to any Letter of Credit equal to the greater of one -eighth percent (1/8%) of the amount thereof or $80.00, and (iv) fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

         (f) Acceptance  Fees. For any  Acceptance  created  hereunder by Bank's
             ----------------
acceptance of a draft drawn on Bank by Borrower, Borrower shall pay to Bank an acceptance fee for each such Acceptance, payable on the date it is created, equal to the greater of $250.00, or an amount determined by dividing by 360 the product of (i) the sum of two percent (2%) plus a percentage equal to Bank's Discount Rate in effect at the time of such Acceptance is created, (ii) the face amount of such Acceptance, and (iii) the term of such Acceptance, in days. As used herein, the term "Discount Rate" shall mean at any time the rate most recently determined by Bank as its discount rate for buying prime eligible acceptances in an amount equal to each Acceptance and with a term equal to the term of each Acceptance, with the understanding that the Discount Rate is evidenced by the recording thereof in such internal publication or publications as Bank may designate. Each change in the Discount Rate applicable to Acceptances hereunder shall become effective on the date each Discount Rate change is determined by Bank. In discounting any Acceptance, Bank may deduct the amount of the fee from Bank's payment of the amount thereof. For any Acceptance created hereunder by Bank's acceptance of a draft presented under a usance commercial Letter of Credit, Borrower shall pay to Bank, in addition to such processing and other fees as may be due to Bank in connection with such Letter of Credit, an acceptance fee for each such Acceptance, payable on the date it is created, in an amount determined by dividing by 360 the product of (A) two percent (2%), (B) the face amount of such Acceptance, and (C) the term of such Acceptance, in days. Bank shall have no obligation to repay all or any portion of any Acceptance fee payable hereunder in the event an acceptance is paid prior to maturity, by acceleration or otherwise.

         SECTION 1.3 COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect interest and fees due under the Line of Credit by charging Borrower's demand deposit account number ___________ with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

         SECTION 1.4       COLLATERAL.

         As security for all indebtedness of Borrower to Bank, Borrower hereby grants to Bank security interests of first priority in all Borrower's accounts receivable and other rights to payment, general intangibles, inventory and equipment. All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

                                   ARTICLE II
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

         SECTION 2.1 LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of New York, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

         SECTION 2.2 AUTHORIZATION AND VALIDITY. This Agreement, the Line of Credit Note, the Letter of Credit Agreements, the Foreign Exchange Agreement and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

         SECTION 2.3 NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

         SECTION 2.4 LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

         SECTION 2.5 CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated December 31, 1995, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

         SECTION 2.6 INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

         SECTION 2.7 NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

         SECTION 2.8 PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, franchise and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

         SECTION 2.9 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

         SECTION 2.10 OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         SECTION 2.11 ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

                                   ARTICLE III
                                   -----------
                                   CONDITIONS
                                   ----------

         SECTION 3.1    CONDITIONS  OF  INITIAL   EXTENSION   OF   CREDIT.   The
obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a)      Approval of Bank Counsel.  All legal matters incidental to the
                  ------------------------
extension of credit by Bank shall be satisfactory to Bank's counsel.

         (b)      Documentation. Bank shall have received, in form and substance
                  -------------
satisfactory to Bank, each of the following, duly executed:

                  (i)      This Agreement and the Line of Credit Note.
                  (ii)     Corporate Borrowing Resolution.
                  (iii)    Certificate of Incumbency.
                  (iv)     Articles of Incorporation.
                  (v) Security Agreements covering all collateral described in Section 1.4. hereof.
                  (vi) UCC-1 Financing Statements covering all collateral described in Section 1.4. hereof.
                  (vii)    Continuing Commercial Letter of Credit Agreement.
                  (viii)   Acceptance Agreement.
                  (ix)     Foreign Exchange Agreement.
                  (x) Such other documents as Bank may require under any other Section of this Agreement.

         (c)  Financial  Condition.  There shall have been no  material  adverse
              --------------------
change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

         (d)  Insurance.  Borrower  shall have  delivered  to Bank  evidence  of
              ---------
insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

         SECTION 3.2 CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

         (a) Compliance. The representations and warranties contained herein and
             ----------
in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of' notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

         (b)  Documentation.  Bank shall have received all additional  documents
              -------------
which may be required in connection with such extension of credit.


                                   ARTICLE IV
                                   ----------
                              AFFIRMATIVE COVENANTS
                              ---------------------

         Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

         SECTION 4.1     PUNCTUAL   PAYMENTS.   Punctually  pay  all  principal,
interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

         SECTION 4.2 ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

         SECTION 4.3 FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

         (a) not later than 90 days after and as of the end of each fiscal year, an unqualified audited financial statement of Borrower, prepared by an independent certified public accountant acceptable to Bank, to include balance sheet, income statement and statement of cash flow, together with all supporting schedules and footnotes;

         (b) not later than 45 days after and as of the end of each fiscal quarter, a financial statement as included in form 10Q as filed with the Securities and Exchange Commission, prepared by Borrower, to include balance sheet and income statement, together with all supporting schedules and footnotes, if any, included therein;

         (c) not later than 45 days after and as of the end of each fiscal quarter, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts;

         (d) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower that the financial statements delivered pursuant thereto are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default, substantially in the form of Exhibit C attached hereto;

         (e) from time to time such other information as Bank may reasonably request.

         SECTION 4.4 COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

         SECTION 4.5 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

         SECTION 4.6 FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

         SECTION 4.7 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

         SECTION 4.8 LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $100,000.00.

         SECTION 4.9 FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

         (a) Tangible Net Worth initially not at any time less than $34,000,000.00, with said minimum to increase as of each September 30 and March 31, commencing September 30, 1996, by an amount equal to 50% of Borrower's net income after taxes for the immediately preceding six (6) months, and with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

         (b) Total Liabilities divided by Tangible Net Worth not at any time greater than 1.0 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" as defined above.

         (c) Quick Ratio not at any time less than .70 to 1.0, with "Quick Ratio" defined as the aggregate of unrestricted cash, unrestricted marketable securities and accounts receivable convertible into cash divided by total current liabilities (to include all outstanding borrowings under the Line of Credit).

         (d) Net income after taxes not less than $1,000,000.00 on an annual basis, determined as of each fiscal year end, and pre-tax profit not less than $1.00 on a quarterly basis, determined as of each fiscal quarter end.

         SECTION 4.10 NOTICE TO BANK. Promptly (but in no event more than five (5) Business Days after the occurrences of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational. structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $100,000.00. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or other day designated as a holiday under Federal or California statute or regulation.


                                    ARTICLE V
                                    ---------
                               NEGATIVE COVENANTS
                               ------------------

         Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

         SECTION 5.1 USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

         SECTION 5.2 OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank,
(b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, and (c) other liabilities not to exceed an aggregate principal amount of $3,000,000.00.

         SECTION 5.3 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

         SECTION 5.4 GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except guaranties of the obligations of Borrower's foreign affiliates in amounts not to exceed an aggregate of $150,000.00 at any time.

         SECTION 5.5 LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity except, (a) any of the foregoing made in the ordinary course of Borrower's business in amounts not to exceed an aggregate of $100,000.00 at any time, and (b) any investments made with or through Bank, whether in connection with a Bank deposit account or time deposit or any other Bank investment product.

         SECTION 5.6 PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, any of its assets of any kind, now owned or hereafter acquired, except (a) any of the foregoing in favor of Bank,
(b) liens for taxes and assessments not yet due, (c) mechanics, warehousemen, carrier, landlord and other statutory liens which arise in the ordinary course of Borrower's business for amounts not yet due, (d) liens on equipment leased by Borrower, and (e) liens in security deposits made in the ordinary course of Borrower's business.


                                   ARTICLE VI
                                   ----------
                                EVENTS OF DEFAULT
                                -----------------

         SECTION 6.1 The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay within five (5) Business Days following the date due any principal, interest, fees or other amounts payable under any of the Loan Documents.

         (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank, except with respect to any of the foregoing which is contested by Borrower as permitted by, and in accordance with the terms of, Section 4.7. hereof.

         (e) Any defined event of default under any of the Loan Documents other than this Agreement.

         (f) Any of the following which is not stayed or discharged within thirty (30) days of its occurrence: the filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or, execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower.

         (g) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors.

         (h) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (i)  The dissolution or liquidation of Borrower.

         (j) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Borrower in any single transaction or group of related transactions.

         SECTION 6.2     REMEDIES.  Upon the occurrence of any Event of Default:
(a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from Bank subject hereto and to exercise any or all of the rights of a beneficiary, or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


                                   ARTICLE VII
                                   -----------
                                  MISCELLANEOUS
                                  -------------

         SECTION 7.1 NO WAIVER. No delay, failure, or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         SECTION 7.2 NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:         MOTORCAR PARTS & ACCESSORIES, INC.
                           2727 Maricopa Street
                           Torrance, California 90503
                           Attn:   Richard Marks, President

         BANK:             WELLS FARGO BANK, NATIONAL ASSOCIATION
                           North Orange County RCBO
                           100 N. Harbor Boulevard, Suite 200
                           Anaheim, California 92805

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         SECTION 7.3 COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

         SECTION 7.4 SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit extended by Bank to Borrower, Borrower or its business, or any collateral required hereunder.

         SECTION 7.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to any extension of credit by Bank subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

         SECTION 7.6 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement or any other of the Loan Documents to which it is not a party.

         SECTION 7.7 TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         SECTION 7.8 SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         SECTION 7.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         SECTION 7.10    ARBITRATION.

         (a)  Arbitration.  Upon the demand of any party,  any Dispute  shall be
              -----------
resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

         (b) Governing Rules.  Arbitration  proceedings shall be administered by
             ---------------
the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan
Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

         (c)  No Waiver; Provisional  Remedies,  Self-Help and  Foreclosure.  No
              -------------------------------------------------------------
provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

         (d)  Arbitrator Qualifications and Powers; Awards.  Arbitrators must be
              --------------------------------------------
active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

         (e)  Judicial Review.  Notwithstanding anything herein to the contrary,
              ---------------
in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (A) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (B) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (C) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (1) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

         (f)  Real  Property  Collateral;  Judicial  Reference.  Notwithstanding
              ------------------------------------------------
anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualification required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

         (g)  Miscellaneous.  To the maximum  extent  practicable,  the AAA, the
              -------------
arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                                                     WELLS FARGO BANK
MOTORCAR PARTS & ACCESSORIES, INC.                   NATIONAL ASSOCIATION


By:_____________________________                     By:________________________

Title:__________________________                     Title:_____________________

By:_____________________________

Title:__________________________